Delivering a Smoke-Free Future 2021 Second-Quarter Results July 20, 2021 Introduction • A glossary of key terms and definitions, including the definition for reduced-risk products, or "RRPs," additional heated tobacco unit market data, as well as adjustments, other calculations and reconciliations to the most directly comparable U.S. GAAP measures are at the end of today’s webcast slides, which are posted on our website • Unless otherwise stated, all references to IQOS are to our IQOS heat-not-burn products. All references to smoke-free products refer to RRPs • Growth rates presented on an organic basis reflect currency-neutral underlying results. Adjusted net revenues exclude the impact of the Saudi customs assessments as described in today's press release • Due to U.K. Takeover Code requirements, we do not intend to provide further information on this call regarding our offer to acquire Vectura Group plc that has not already been disclosed in the Rule 2.7 announcement on July 9, 2021. A copy of the Rule 2.7 offer announcement is available on www.pmi.com 2 Exhibit 99.3

Forward-Looking and Cautionary Statements • This presentation and related discussion contains projections of future results and other forward-looking statements. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. In the event that risks or uncertainties materialize, or underlying assumptions prove inaccurate, actual results could vary materially from those contained in such forward-looking statements. Pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, PMI is identifying important factors that, individually or in the aggregate, could cause actual results and outcomes to differ materially from those contained in any forward-looking statements made by PMI • PMI's business risks include: excise tax increases and discriminatory tax structures; increasing marketing and regulatory restrictions that could reduce our competitiveness, eliminate our ability to communicate with adult consumers, or ban certain of our products; health concerns relating to the use of tobacco and other nicotine containing products and exposure to environmental tobacco smoke; litigation related to tobacco use and intellectual property; intense competition; the effects of global and individual country economic, regulatory and political developments, natural disasters and conflicts; changes in adult smoker behavior; lost revenues as a result of counterfeiting, contraband and cross-border purchases; governmental investigations; unfavorable currency exchange rates and currency devaluations, and limitations on the ability to repatriate funds; adverse changes in applicable corporate tax laws; adverse changes in the cost, availability, and quality of tobacco and other agricultural products and raw materials, as well as components and materials for our electronic devices; and the integrity of its information systems and effectiveness of its data privacy policies. PMI's future profitability may also be adversely affected should it be unsuccessful in its attempts to produce and commercialize reduced risk products or if regulation or taxation do not differentiate between such products and cigarettes; if it is unable to successfully introduce new products, promote brand equity, enter new markets or improve its margins through increased prices and productivity gains; if it is unable to expand its brand portfolio internally or through acquisitions and the development of strategic business relationships; or if it is unable to attract and retain the best global talent. Future results are also subject to the lower predictability of our reduced-risk product category's performance • In addition, PMI’s business risks also include risks and uncertainties related to PMI’s potential acquisitions of Fertin Pharma A/S (“Fertin”) and Vectura Group plc (“Vectura”), including, amongst other things: (1) the inability to consummate these acquisitions in a timely manner; (2) the inability to complete these acquisitions due to the failure to satisfy certain conditions to complete the acquisitions, including any required regulatory or stockholder approvals, as applicable; (3) the failure of these acquisitions to close for any other reason; (4) the possibility that the integration of the operations of Fertin and Vectura with those of PMI may be more difficult and/or take longer than anticipated, and may not accelerate PMI’s desired entry into additional smoke-free and beyond nicotine platforms as quickly as anticipated; (5) the possibility that the respective integrations of Fertin and Vectura into PMI may be more costly than anticipated and may have unanticipated adverse results relating to Fertin, Vectura or PMI’s existing businesses; (6) the inability to gain access to differentiated proprietary technology and pharmaceutical development expertise as anticipated by these acquisitions; (7) risks associated with third-party contracts containing consent and/or other provisions that may be triggered by the proposed acquisitions; (8) negative effects of the announcement or the consummation of the acquisitions on the market price of PMI’s common stock; and (9) the ability of PMI to retain and hire key personnel of Fertin and Vectura • PMI is further subject to other risks detailed from time to time in its publicly filed documents, including the Form 10-Q for the quarter ended March 31, 2021. PMI cautions that the foregoing list of important factors is not a complete discussion of all potential risks and uncertainties. PMI does not undertake to update any forward-looking statement that we may make from time to time, except in the normal course of its public disclosure obligations 3 Forward-Looking and Cautionary Statements (COVID-19) • The COVID-19 pandemic has created significant societal and economic disruption, and resulted in closures of stores, factories and offices, and restrictions on manufacturing, distribution and travel, all of which will adversely impact our business, results of operations, cash flows and financial position during the continuation of the pandemic. Our business continuity plans and other safeguards may not be effective to mitigate the impact of the pandemic • Currently, significant risks include our diminished ability to convert adult smokers to our RRPs, significant volume declines in our duty-free business and certain other key markets, disruptions or delays in our manufacturing and supply chain, increased currency volatility, and delays in certain cost saving, transformation and restructuring initiatives. Our business could also be adversely impacted if key personnel or a significant number of employees or business partners become unavailable due to the COVID-19 outbreak. The significant adverse impact of COVID-19 on the economic or political conditions in markets in which we operate could result in changes to the preferences of our adult consumers and lower demand for our products, particularly for our mid-price or premium-price brands. Continuation of the pandemic could disrupt our access to the credit markets or increase our borrowing costs. Governments may temporarily be unable to focus on the development of science-based regulatory frameworks for the development and commercialization of RRPs or on the enforcement or implementation of regulations that are significant to our business. In addition, messaging about the potential negative impacts of the use of our products on COVID-19 risks may lead to increasingly restrictive regulatory measures on the sale and use of our products, negatively impact demand for our products, the willingness of adult consumers to switch to our RRPs and our efforts to advocate for the development of science-based regulatory frameworks for the development and commercialization of RRPs • The impact of these risks also depends on factors beyond our knowledge or control, including the duration and severity of the pandemic, its recurrence in our key markets, actions taken to contain its spread and to mitigate its public health effects, and the ultimate economic consequences thereof 4

Strong Q2 and H1 Performance

- Excellent Q2, 2021 growth from *IQOS*:
  - RRPs nearly 30% of PMI adjusted net revenues
  - Broad-based 30% HTU shipment volume growth to 24.4bn
  - Continued adult smoker acquisition to surpass 20m users
- Organic growth of combustible net revenues versus weak prior year quarter
- Strong margin expansion in Q2 and H1
- On track for strong full year performance, share buyback confirmed
- *IQOS ILUMA* launch next month in Japan
- Investing in Modern Oral and Beyond Nicotine capabilities (Fertin & Vectura)


IQOS

Source: PMI Financials or estimates

5

Q2, 2021: Excellent Organic Growth
(Organic variance on adjusted metrics vs. PY)

Net Revenues	**+11.6%**
Net Revenue per Unit[(a)]	**+5.1%**
OI Margin	**+270bps**
Diluted EPS	**+17.8%**

(a) Reflects total adjusted PMI net revenues divided by total PMI cigarette and HTU shipment volume
Source: PMI Financials or estimates

6

H1, 2021: Excellent Organic Growth
(Organic variance on adjusted metrics vs. PY)

Net Revenues	+7.1%
Net Revenue per Unit[(a)]	+5.9%
OI Margin	+440bps
Diluted EPS	+19.6%

(a) Reflects total adjusted PMI net revenues divided by total PMI cigarette and HTU shipment volume
Source: PMI Financials or estimates

7

Raising Full-Year Organic Outlook

- Revising organic growth assumption for net revenues to upper-end of previous range
- Increasing adjusted diluted EPS forecast to $5.97- $6.07:
  - Includes favorable currency impact of ~18 cents at prevailing exchange rates
- Share repurchase program authorized:
  - Targeting $5 to $7 billion over 3 years
  - EPS guidance does not include any material impact from share repurchases or acquisitions

	FY21 Outlook[(a)]
Adj. Net Revenue Growth	6-7%
Adjusted OI Margin Expansion	~200bps
Adjusted Diluted EPS Growth	12-14%
HTU Shipment Volume	95-100billion

(a) On an organic basis
Source: PMI Financials or estimates

8

Key Assumptions for H2, 2021 • Many key markets largely emerged from COVID restrictions supporting improved industry volumes:⎼ No significant further deterioration in Indonesia, the Philippines and certain South American markets • Limited impact from global semi-conductor shortage on device availability • Continued robust organic top-line growth:⎼ Despite subdued Duty Free business, South & Southeast Asia pandemic situation, somewhat softer combustible pricing • Step-up of $300-400m vs. H1 in commercial investments, skewed to Q3:⎼ Portfolio expansion and new product launches, such as IQOS ILUMA and IQOS VEEV⎼ Smoke-free category understanding and awareness campaigns⎼ Commercial development projects • Expect Q3, 2021 EPS of $1.50 to $1.55 9Source: PMI Financials or estimates Recent Positive Regulatory Developments Recognizing Harm Reduction Potential of RRPs • Philippines: House of Representatives passed House Bill 9007 - “The Non-Combustible Nicotine Delivery Systems Regulation Act.” The Bill provides a broad differentiated regulatory framework for RRPs, including rules on public place use, product labeling, consumer communications and government jurisdiction • Pakistan: Government instituted a fully specific, differentiated excise duty rate for HTPs(a) • Mexico: Ban on the import and export of Electronic Nicotine Delivery Systems no longer applies to tobacco heating devices 10 We continue to support regulatory and fiscal frameworks which recognize the substantial risk reduction potential of non-combusted alternatives compared with combusted tobacco (a) PMI HTUs are not currently available for sale in Pakistan

Strong Volume Growth of HTUs, Improved Combustibles

Total PMI Shipment Volume (billion units)



Q2
170.1
18.7
151.4
Total
HTUs
Cigarettes
180.5
24.4
156.1
Q2, 2020
Q2, 2021
Change vs. PY
6.1%
30.2%
3.2%
H1
343.8
35.4
308.4
Total
HTUs
Cigarettes
347.7
46.1
301.7
H1, 2020
H1, 2021
Change vs. PY
1.1%
30.1%
(2.2)%

Source: PMI Financials or estimates

11

HTUs Over 13% of Total Volume

(as a % of PMI Total Shipment Volume)



0.0%
0.9%
4.5%
5.3%
7.8%
10.8%
13.3%
2015
2016
2017
2018
2019
2020
H1, 2021
0.4
7.4
36.2
41.4
59.7
76.1
46.1
PMI HTU Shipment Volume (billion units)

Note: Total volume includes HTUs and cigarettes
Source: PMI Financials or estimates

12

Approaching 30% of Revenues from Smoke-Free Products

(Smoke-Free Products as a % of Total PMI Adjusted Net Revenues)



0.2%
2.7%
12.7%
13.8%
18.7%
23.8%
22.9%
29.0%
Q2, 2021
28.5%
~40%
>50%
2015
2016
2017
2018
2019
2020
H1, 2020
H1, 2021
2023 Target
2025 Ambition
$0.1
$0.7
$3.6
$4.1
$5.6
$6.8
$3.2
$4.4
RRP Net Revenues ($ in billions)

Source: PMI Financials or estimates

13

Twin Engines Powering Organic Net Revenue Growth



+1.1%
H1'2021 Shipment Volume Increase
+2.6pp
Combustible Pricing
+0.6pp
HTU and Device Pricing
+2.8pp
Category & Market Mix / Other
+7.1%
Organic Net Revenue Growth
+4.6pp
Currency
+11.7%
H1'2021 Adjusted Net Revenue Growth

Source: PMI Financials or estimates

14

Multiple Levers Driving OI Margin Expansion

Adjusted OI Margin


+40.5%
+3.4pp
Gross Margin Expansion
+0.9pp
SG&A Efficiencies
+44.9%
+0.2pp
Currency
+45.0%
H1'2020
H1'2021 (excluding currency)
H1'2021

Note: Sum of the drivers does not foot due to rounding
Source: PMI Financials or estimates

15

Recovering Combustible Performance & Market Share

- Cigarette Q2 share remains below prior year:
  - Over half of decline due to market mix
- Q2 volumes and sequential share recovering:
  - Partial recovery from COVID impacts: social occasions, border closures
  - Certain markets & channels still impacted
- Further sequential cigarette share recovery expected in H2:
  - *Marlboro* strength
  - Portfolio initiatives

Cigarette Market Share[(a)]


24.2%
24.9%
Q1, 2021
Q2, 2021

(a) Excluding China and the U.S. Reflects sales volume of PMI cigarettes as a percentage of cigarette industry sales volume
Source: PMI Financials or estimates

16

South & Southeast Asia

- Volume headwinds moderating, pandemic remains major issue:
  - Daily consumption still below pre-pandemic levels; pricing environment still challenging
- Indonesia sequential industry improvement; expect volume growth for 2021 underpinned by share gains in tier-one segment
- Overall share sequentially broadly stable in Indonesia and the Philippines; portfolio initiatives geared to further share recovery
- *IQOS* at over 1% Q2 share in Metro Manila
- On track to deliver positive regional organic net revenues for April to December as outlined during Q1

Source: PMI Financials or estimate

17

Key Milestone Reached: 20 Million *IQOS* Users




Total IQOS Users(a)
Estimated users who are in various stages of conversion(a)
Estimated users who have switched to IQOS and stopped smoking(a)
11.2
12.2
13.5
14.3
15.3
16.4
17.6
19.1
20.1
70%
71%
71%
73%
72%
71%
73%
74%
73%
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1
Q2
2019
2020
2021

(a) See Glossary for definition
Source: PMI Financials or estimates, *IQOS* user panels and PMI Market Research

18

EU Region: Strong Underlying *HEETS* Growth





Adj. IMS(a)
(in billion units)
4.1
4.5
5.2
5.7
6.0
6.8
HTU SoM
3.9%
3.9%
3.9%
5.0%
5.6%
5.5%
Q1
Q2
Q3
Q4
Q1
Q2
2020
2021

(a) Excluding the estimated impact of trade inventory movements
Note: Market share for HTUs is defined as the total sales volume for HTUs as a percentage of the total estimated sales volume for cigarettes and HTUs
Source: PMI Financials or estimates

19

Russia & Eastern Europe: Continued Strong PMI HTU Growth





EE Region
Adj. IMS(a)
(in billion units)
Russia
Adj. IMS(a)
(in billion units)
4.4
4.7
5.2
5.8
6.1
6.5
2.9
3.2
3.4
3.8
3.9
4.0
Russia HTU SoM
6.5%
6.0%
5.8%
7.2%
7.7%
7.3%
Q1
Q2
Q3
Q4
Q1
Q2
2020
2021

(a) Excluding the estimated impact of trade inventory movements
Note: Market share for HTUs is defined as the total sales volume for HTUs as a percentage of the total estimated sales volume for cigarettes and HTUs
Source: PMI Financials or estimates

20

Japan: Continued *IQOS* HTU Growth



Adjusted Total Tobacco SoM(a)
Adj. IMS(b) (in billion units)
6.7
7.1
7.6
7.6
7.4
7.9
17.8%
18.7%
18.8%
20.1%
20.8%
21.0%
Q1
Q2
Q3
Q4
Q1
Q2
2020
2021

(a) Adjusted market share for HTUs is defined as the total sales volume for HTUs as a percentage of the total estimated sales volume for cigarettes, HTUs and cigarillos and excluding the impact of estimated trade inventory movements
(b) Excluding the impact of estimated trade inventory movements and including the cigarillo category
Source: PMI Financials or estimates

21

On Track to Reach 100 Markets by 2025



Market Launches
2015 (7)
2016 (13)
2017 (18)
2018 (6)
2019 (7)
2020 (12)
2021 (4)

Target:
100
Markets in 5 years

Current:
67
Markets Worldwide(a)

Of which:
35
Non-OECD

(a) Status at June 30, 2021
Note: Reflects markets where PMI smoke-free products are available in key cities or nationwide. Includes e-vapor launch in Finland. Reflects date of initial geographic expansion beyond pilot launch city. The number of markets includes International Duty Free. Following recent international sanctions, *IQOS* is no longer available for sale in Belarus

22

Launching IQOS ILUMA in August • IQOS ILUMA launching in Japan next month • Multiple device formats, new HTU consumables • Further markets to come through H2, 2021 and next year:⎼ Next generation of IQOS⎼ Simple and intuitive device supports easier switching, higher conversion for legal-age smokers⎼ New internal heating technology based on SmartcoreTM induction • Cost of devices and consumables begins at higher level; expect to improve over time as scale increases 23 Positive Early Progress in IQOS VEEV Markets • Signs of increased uptake, and positive consumer feedback relative to competitive products • Premium product with superior experience to existing offers • Leveraging IQOS infrastructure with bespoke route-to-market approach • Targeting all of our electronic smoke-free devices to be equipped with age verification technology by 2023 • Expansion of consumable offering 24

Building Our Modern Oral Platform • Small but fast-growing smoke-free category for nicotine pouches • Recent acquisitions provide strong capabilities:⎼ AG Snus (completed): Branded products, technology & manufacturing expertise⎼ Fertin Pharma (proposed): Oral delivery know-how, development, technology • Increased commercial activity planned in coming quarters 25 Strategic Rationale For Fertin and Vectura Deals • Large addressable market for Beyond Nicotine focus areas of around $65bn by 2025 • Putting a comprehensive portfolio of development capabilities in place—covering innovative inhaled and oral product formulations • Adding 250+ scientists, technology, infrastructure • Accelerating progress on key sustainability priorities:⎼ Broadening the reach and access of our smoke-free alternatives to adult smokers around the world to accelerate the end of smoking⎼ Building a strong beyond nicotine business towards initial milestone goal of $1 billion in net revenues by 2025, with products that deliver net positive impact on society 26Source: PMI Estimates

• 2020 Integrated Report published May 18:⎼ Comprehensive disclosure of how we create sustainable value, progressing towards our purpose and targets • Sustainability webcast held June 2:⎼ Fundamental alignment of our transformation, financial performance and ESG priorities⎼ New real-world data on IHD admissions in Japan⎼ Expect to meet 2030 carbon-neutral target (Scope 1&2) by 2025 • Other notable Q2 developments:⎼ 2nd factory certified carbon-neutral⎼ Supporting taskforce on nature-related financial disclosures⎼ Eco-design principles published ESG: Transforming for a Sustainable Future Engaging with Investors & Other Stakeholders 27 28 Strong 2021 Outlook, Exciting Future • Raised organic guidance; on track for excellent top and bottom-line growth in 2021 • Launching IQOS ILUMA in Japan next month • Investing for future IQOS growth as pandemic recedes • Broadening smoke-free portfolio and geographic reach • Growing positive impact on society through switching adult smokers • Investing for long-term growth in Beyond Nicotine • Returning cash to shareholders

Delivering a Smoke-Free Future 2021 Second-Quarter Results Questions & Answers iOS Download Android DownloadHave you downloaded the new PMI Investor Relations App yet? The free IR App is available to download at the Apple App Store for iOS devices and at Google Play for Android mobile devices Or go to: www.pmi.com/irapp Delivering a Smoke-Free Future 2021 Second-Quarter Results July 20, 2021

31 Glossary of Key Terms and Definitions, Appendix, and Reconciliation of Non-GAAP Measures Glossary: General Terms • "PMI" refers to Philip Morris International Inc. and its subsidiaries. Trademarks and service marks that are the registered property of, or licensed by, the subsidiaries of PMI, are italicized • Until March 28, 2008, PMI was a wholly owned subsidiary of Altria Group, Inc. ("Altria"). Since that time the company has been independent and is listed on the New York Stock Exchange (ticker symbol "PM") • Comparisons are made to the same prior-year period unless otherwise stated • Unless otherwise stated, references to total industry, total market, PMI shipment volume and PMI market share performance reflect cigarettes and heated tobacco units • References to total international market, defined as worldwide cigarette and heated tobacco unit volume excluding the U.S., total industry, total market and market shares are PMI estimates for tax-paid products based on the latest available data from a number of internal and external sources and may, in defined instances, exclude the People's Republic of China and/or PMI's duty free business • 2020 and 2021 estimates for total industry volume and market share in certain geographies reflect limitations on the availability and accuracy of industry data during pandemic-related restrictions • "OTP" is defined as "other tobacco products," primarily roll-your-own and make-your-own cigarettes, pipe tobacco, cigars and cigarillos, and does not include reduced-risk products • "Combustible products" is the term PMI uses to refer to cigarettes and OTP, combined • In-market sales, or "IMS," is defined as sales to the retail channel, depending on the market and distribution model • "Total shipment volume" is defined as the combined total of cigarette shipment volume and heated tobacco unit shipment volume • "RBH" refers to PMI’s Canadian subsidiary, Rothmans, Benson & Hedges Inc. • The Companies’ Creditors Arrangement Act (CCAA) is a Canadian federal law that permits a Canadian business to restructure its affairs while carrying on its business in the ordinary course 32

Glossary: General Terms (cont.) • "EU" is defined as the European Union Region • "EE" is defined as the Eastern Europe Region • "ME&A" is defined as the Middle East & Africa Region and includes PMI's duty free business • "S&SA" is defined as the South & Southeast Asia Region • "EA&A" is defined as the East Asia & Australia Region • "LA&C" is defined as the Latin America & Canada Region. In July 2021, the Latin America & Canada operating segment was renamed as the Americas operating segment • Following the deconsolidation of PMI's Canadian subsidiary, Rothmans, Benson & Hedges, Inc. (RBH), PMI will continue to report the volume of brands sold by RBH for which other PMI subsidiaries are the trademark owner. These include HEETS, Next, Philip Morris and Rooftop • From time to time, PMI’s shipment volumes are subject to the impact of distributor inventory movements, and estimated total industry/market volumes are subject to the impact of inventory movements in various trade channels that include estimated trade inventory movements of PMI’s competitors arising from market-specific factors that significantly distort reported volume disclosures. Such factors may include changes to the manufacturing supply chain, shipment methods, consumer demand, timing of excise tax increases or other influences that may affect the timing of sales to customers. In such instances, in addition to reviewing PMI shipment volumes and certain estimated total industry/market volumes on a reported basis, management reviews these measures on an adjusted basis that excludes the impact of distributor and/or estimated trade inventory movements. Management also believes that disclosing PMI shipment volumes and estimated total industry/market volumes in such circumstances on a basis that excludes the impact of distributor and/or estimated trade inventory movements, such as on an IMS basis, improves the comparability of performance and trends for these measures over different reporting periods • "ESG" stands for environmental, social, and governance • "Illicit trade" refers to domestic non-tax paid products • "OECD" is defined as Organisation for Economic Co-operation and Development • "SoM" stands for share of market 33 Glossary: Financial Terms • Net revenues related to combustible products refer to the operating revenues generated from the sale of these products, including shipping and handling charges billed to customers, net of sales and promotion incentives, and excise taxes. PMI recognizes revenue when control is transferred to the customer, typically either upon shipment or delivery of goods • Net revenues related to RRPs represent the sale of heated tobacco units, heat-not-burn devices and related accessories, and other nicotine- containing products, primarily e-vapor products, including shipping and handling charges billed to customers, net of sales and promotion incentives, and excise taxes. PMI recognizes revenue when control is transferred to the customer, typically either upon shipment or delivery of goods • Adjusted net revenues exclude the impact related to the Saudi Arabia customs assessments • "SG&A" stands for selling, general & administrative • "Adjusted Operating Income (OI) Margin" is calculated as adjusted OI, divided by adjusted net revenues • "Net debt" is defined as total debt, less cash and cash equivalents • Growth rates presented on an organic basis for consolidated financial results reflect currency-neutral underlying results • Management reviews net revenues, OI, OI margins, operating cash flow and earnings per share, or "EPS," on an adjusted basis, which may exclude the impact of currency and other items such as acquisitions, asset impairment and exit costs, tax items and other special items. Organic growth rates reflect the way management views underlying performance for these measures. PMI believes that such measures, including pro forma measures, will provide useful insight into underlying business trends and results. • "Fair value adjustment for equity security investments" reflects the adjustment resulting from share price movements in passive investments for publicly traded entities that are not controlled or influenced by PMI. Under U.S. GAAP, such adjustments are required, since January 1, 2018, to be reflected directly in the income statement 34

Glossary: Reduced-Risk Products • "Reduced-risk products," or "RRPs," is the term PMI uses to refer to products that present, are likely to present, or have the potential to present less risk of harm to smokers who switch to these products versus continuing smoking. PMI has a range of RRPs in various stages of development, scientific assessment and commercialization. PMI RRPs are smoke-free products that produce an aerosol that contains far lower quantities of harmful and potentially harmful constituents than found in cigarette smoke • "Aerosol" refers to a gaseous suspension of fine solid particles and/or liquid droplets • "Combustion" is the process of burning a substance in oxygen, producing heat and often light • "Smoke" is a visible suspension of solid particles, liquid droplets and gases in air, emitted when a material burns • "Heated tobacco units," or "HTUs," is the term PMI uses to refer to heated tobacco consumables, which for PMI include the company's HEETS, HEETS Creations, HEETS Dimensions, HEETS Marlboro and HEETS FROM MARLBORO (defined collectively as HEETS), Marlboro Dimensions, Marlboro HeatSticks and Parliament HeatSticks, as well as the KT&G-licensed brand, Fiit and Miix (outside of Korea) • The IQOS heat-not-burn device is a precisely controlled heating device into which a specially designed and proprietary tobacco unit is inserted and heated to generate an aerosol • "PMI heat-not-burn products" include licensed KT&G heat-not-burn products • "PMI HTUs" include licensed KT&G HTUs • HTU "offtake volume" represents the estimated retail offtake of HTUs based on a selection of sales channels that vary by market, but notably include retail points of sale and e-commerce platforms • HTU "offtake share" represents the estimated retail offtake volume of HTUs divided by the sum of estimated total offtake volume for cigarettes and HTUs • Market share for HTUs is defined as the total sales volume for HTUs as a percentage of the total estimated sales volume for cigarettes and HTUs • "Total IQOS users" is defined as the estimated number of Legal Age (minimum 18 years) users of PMI heat-not-burn products for which PMI HTUs represented at least 5% of their daily tobacco consumption over the past seven days. Note: as of December 2020, PMI heat- not-burn products and HTUs include licensed KT&G heat-not-burn products and HTUs, respectively 35 Glossary: Reduced-Risk Products (cont.) • The estimated number of adults who have "switched to IQOS and stopped smoking" reflects:⎼ for markets where there are no heat-not-burn products other than PMI heat-not-burn products: daily individual consumption of PMI HTUs represents the totality of their daily tobacco consumption in the past seven days⎼ for markets where PMI heat-not-burn products are among other heat-not-burn products: daily individual consumption of HTUs represents the totality of their daily tobacco consumption in the past seven days, of which at least 70% is PMI HTUs Note: as of December 2020, PMI heat-not-burn products and HTUs include licensed KT&G heat-not-burn products and HTUs, respectively • "FDA" stands for the U.S. Food & Drug Administration • "MRTP" stands for Modified Risk Tobacco Product, the term used by the U.S. FDA to refer to RRPs • "MRTP application" stands for Modified Risk Tobacco Product application under section 911 of the FD&C Act • "PMTA" stands for Premarket Tobacco Application under section 910 of the FD&C Act • "Acquisition" refers to our efforts to switch LAS from smoking cigarettes to RRPs or to switch LAU from competing smoke-free products to PMI’s RRPs • "Retention" refers to our efforts to deter LAU from going back to smoking cigarettes or from choosing a competing smoke-free product instead of a PMI RRP 36

Glossary: *IQOS* in the United States

- On April 30, 2019, the U.S. Food and Drug Administration (FDA) announced that the marketing of a version of PMI's Platform 1 product, namely, *IQOS* 2.4, together with its heated tobacco units (the term PMI uses to refer to heated tobacco consumables), is appropriate for the protection of public health and authorized it for sale in the U.S. The FDA's decision followed its comprehensive assessment of PMI's premarket tobacco product applications (PMTAs) submitted to the Agency in 2017
- In the third quarter of 2019, PMI brought *IQOS* 2.4 and three variants of its heated tobacco units to the U.S. through its license with Altria Group, Inc., whose subsidiary, Philip Morris USA Inc., is responsible for marketing the product and complying with the provisions set forth in the FDA's marketing orders
- On July 7, 2020, the FDA authorized the marketing of a version of PMI's Platform 1 product, namely, *IQOS* 2.4, together with its heated tobacco units, as a Modified Risk Tobacco Product (MRTP). In doing so, the agency found that an *IQOS* exposure modification order is appropriate to promote the public health. The decision followed a review of the extensive scientific evidence package PMI submitted to the FDA in December 2016 to support its MRTP applications
- On December 7, 2020, the FDA confirmed that the marketing of a version of PMI's Platform 1 product, namely, *IQOS 3*, is appropriate for the protection of public health and authorized it for sale in the U.S. The FDA's decision followed an assessment of a PMI's PMTA filed with the agency in March 2020
- Shipment volume of heated tobacco units to the U.S. is included in the heated tobacco unit shipment volume of the Latin America & Canada segment. Revenues from shipments of Platform 1 devices, heated tobacco units and accessories to Altria Group, Inc. for sale under license in the U.S. are included in Net Revenues of the Latin America & Canada segment

37

Business Transformation Metrics

Shifting Our Resources to Deliver a Smoke-Free Future

	2015	2016	2017	2018	2019	2020
R&D expenditure (smoke-free/total)	70%	72%	74%	92%	98%	99%
Commercial expenditure (Marketing) (smoke-free/total)	8%	15%	39%	60%	71%	76%
Net revenues (smoke-free/total)	0.2%	2.7%	12.7%	13.8%	18.7%	23.8%
Smoke-free product shipment ratio[(a)] (smoke-free/total)	0.1%	0.9%	4.4%	5.1%	7.6%	10.4%
Estimated users who have stopped smoking and switched to *IQOS*[(b)] (in millions)	-	1.5	4.7	6.6	9.7	12.7
Proportion of markets where PMI smoke-free products are available, which are outside the OECD	-	32%	41%	44%	45%[(c)]	52%[(c)]
Number of markets where net revenues from smoke-free products exceed 50% of total net revenues	-	-	1	3	4	6

(a) The smoke-free product shipment ratio is computed based on millions of units. Smoke-free products include heated tobacco units and e-cigarettes. Total products include smoke-free products, cigarettes and other combustible products
(b) See Glossary for definition
(c) Following recent international sanctions, *IQOS* is no longer available for sale in Belarus from Q3, 2021
Note: List of OECD group members as of December 2020
Source: PMI Financials or estimates, *IQOS* user panels and PMI Market Research

38

Key Cities Provide Excellent Base for Growth

PMI HTU Offtake Shares (Q2, 2021)



Change vs. PY
+3.8pp
33.6%
Vilnius
+2.9pp
26.0%
Tokyo[(a)]
+8.6pp
23.9%
Kiev
+3.2pp
21.0%
Athens
+5.2pp
20.5%
Bratislava
+5.8pp
19.5%
Rome
+1.9pp
16.9%
Prague
+0.4pp
14.8%
Moscow
+2.6pp
14.4%
Warsaw
+4.8pp
14.3%
Milan
+3.8pp
14.1%
Lisbon
+4.5pp
12.9%
Kuala L.
(0.2)pp
9.6%
Seoul
+2.0pp
8.6%
Munich
+2.4pp
7.9%
Bucharest
+2.6pp
7.5%
Zurich
+2.4pp
5.2%
London
+0.5pp
2.4%
Madrid

(a) Japan total market includes the cigarillo category
Note: Kuala L. is Kuala Lumpur
Source: PMI Financials or estimates

39

EU Region: *HEETS* SoM Performance in Select Markets

	Q2, 2021	Growth vs. PY		Q2, 2021	Growth vs. PY		Q2, 2021	Growth vs. PY
Croatia	6.0%	+1.4pp	Italy	11.2%	+3.5pp	Romania	4.3%	+1.7pp
Czech Republic	10.1	+0.5	Latvia	11.0	+0.5pp	Slovak Republic	11.7	+3.0
Germany	2.7	+0.7	Lithuania	22.8	+3.7	Slovenia	7.0	+2.3
Greece	13.9	+2.6	Poland	6.3	+1.9	Switzerland	5.7	+1.7
Hungary	17.6	+8.9	Portugal	11.8	+3.8	UK	2.1	+0.9

Note: Select markets where *HEETS* share is ≥ 1%. Sales volume of PMI HTUs as a percentage of the total industry sales volume for cigarettes and HTUs
Source: PMI Financials or estimates

40

Source: PMI Financials or estimates 2021: EPS Guidance ($/share) 41 Full-Year ≥ 2021 Forecast 2020 Organic Growth Reported Diluted EPS $5.76 – $5.86 $5.16 - Saudi Arabia customs assessments 0.14 – - Asset impairment and exit costs 0.07 0.08 - Fair value adjustment for equity security investments 0.04 - Tax items (0.06) - Brazil indirect tax credit (0.05) Adjusted Diluted EPS $5.97 – $6.07 $5.17 - Currency (0.18) Adjusted Diluted EPS, excluding currency $5.79 – $5.89 $5.17 12% – 14% PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries Reconciliation of Non-GAAP Measures 42 Reconciliation of Reported Diluted EPS to Reported Diluted EPS, excluding Currency, and Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS, excluding Currency (Unaudited) Quarters Ended June 30, 2021 2020 % Change Reported Diluted EPS $ 1.39 $ 1.25 11.2% Less: Currency 0.05 Reported Diluted EPS, excluding Currency $ 1.34 $ 1.25 7.2% Quarters Ended June 30, Year Ended 2021 2020 % Change 2020 Reported Diluted EPS $ 1.39 $ 1.25 11.2% $ 5.16 Saudi Arabia customs assessments 0.14 - - Asset impairment and exit costs 0.04 0.04 0.08 Fair value adjustment for equity security investments - - 0.04 Tax items - - (0.06) Brazil indirect tax credit - - (0.05) Adjusted Diluted EPS $ 1.57 $ 1.29 21.7% $ 5.17 Less: Currency 0.05 Adjusted Diluted EPS, excluding Currency $ 1.52 $ 1.29 17.8%

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures

Net Revenues by Product Category and Adjustments of Net Revenues for the Impact of Currency and Acquisitions
($ in millions) / (Unaudited)

Net Revenues	Currency	Net Revenues excluding Currency	Acquisitions	Net Revenues excluding Currency & Acquisitions	Quarters Ended June 30,	Net Revenues	Total	Excluding Currency	Excluding Currency & Acquisitions
		2021			**Reduced-Risk Products**	2020		% Change	
$ 987	$ 90	$ 896	$ -	$ 896	European Union	$ 530	86.2%	69.1%	69.1%
340	6	334	-	334	Eastern Europe	261	30.5%	28.3%	28.3%
33	1	32	-	32	Middle East & Africa	8	+100%	+100%	+100%
1	-	1	-	1	South & Southeast Asia	-	-	-	-
903	11	891	-	891	East Asia & Australia	802	12.6%	11.2%	11.2%
12	-	12	-	12	Latin America & Canada	5	+100%	+100%	+100%
$ 2,276	**$ 108**	**$ 2,167**	**$ -**	**$ 2,167**	**Total RRPs**	**$ 1,606**	**41.7%**	**35.0%**	**35.0%**
		2021			**PMI**	2020		% Change	
$ 3,149	$ 288	$ 2,861	$ -	$ 2,861	European Union	$ 2,475	27.2%	15.6%	15.6%
895	14	881	-	881	Eastern Europe	783	14.3%	12.5%	12.5%
560 [(a)]	(16)	576	-	576	Middle East & Africa	704	(20.5)%	(18.2)%	(18.2)%
1,046	68	978	-	978	South & Southeast Asia	889	17.7%	10.0%	10.0%
1,514	37	1,477	-	1,477	East Asia & Australia	1,432	5.7%	3.1%	3.1%
430	29	401	-	401	Latin America & Canada	368	16.8%	9.0%	9.0%
$ 7,594	**$ 420**	**$ 7,174**	**$ -**	**$ 7,174**	**Total PMI**	**$ 6,651**	**14.2%**	**7.9%**	**7.9%**

(a) Includes a reduction in net revenues of $246 million related to the Saudi Arabia customs assessments
Note: Sum of product categories or Regions might not foot to Total PMI due to roundings. "-" indicates amounts between -$0.5 million and +$0.5 million

43

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures

Reconciliation of Net Revenues to Adjusted Net Revenues, excluding Currency and Acquisitions
($ in millions) / (Unaudited)

Net Revenues	Special Items	Adjusted Net Revenues	Currency	Adjusted Net Revenues excluding Currency	Acqui-sitions	Adjusted Net Revenues excluding Currency & Acqui-sitions	Quarters Ended June 30,	Net Revenues	Special Items	Adjusted Net Revenues	Total	Excluding Currency	Excluding Currency & Acqui-sitions
			2021						2020			% Change	
$ 3,149	$ -	$ 3,149	$ 288	$ 2,861	$ -	$ 2,861	European Union	$ 2,475	$ -	$ 2,475	27.2%	15.6%	15.6%
895	-	895	14	881	-	881	Eastern Europe	783	-	783	14.3%	12.5%	12.5%
560	(246) [(a)]	806	(16)	822	-	822	Middle East & Africa	704	-	704	14.5%	16.8%	16.8%
1,046	-	1,046	68	978	-	978	South & Southeast Asia	889	-	889	17.7%	10.0%	10.0%
1,514	-	1,514	37	1,477	-	1,477	East Asia & Australia	1,432	-	1,432	5.7%	3.1%	3.1%
430	-	430	29	401	-	401	Latin America & Canada	368	-	368	16.8%	9.0%	9.0%
$ 7,594	**$ (246)**	**$ 7,840**	**$ 420**	**$ 7,420**	**$ -**	**$ 7,420**	**Total PMI**	**$ 6,651**	**$ -**	**$ 6,651**	**17.9%**	**11.6%**	**11.6%**

(a) Represents the Saudi Arabia customs assessments

44

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures

Reconciliation of Operating Income to Adjusted Operating Income, excluding Currency and Acquisitions
($ in millions) / (Unaudited)

Operating Income	Asset Impairment & Exit Costs and Others	Adjusted Operating Income	Currency	Adjusted Operating Income excluding Currency	Acqui-sitions	Adjusted Operating Income excluding Currency & Acqui-sitions	Quarters Ended June 30,	Operating Income	Asset Impairment & Exit Costs	Adjusted Operating Income	Total	Excluding Currency	Excluding Currency & Acqui-sitions
			2021						2020			% Change	
$ 1,641	$ (35) [a]	$ 1,676	$ 178	$ 1,498	$ -	$ 1,498	European Union	$ 1,178	$ (27)	$ 1,205	39.1%	24.3%	24.3%
314	(7) [a]	321	(39)	360	-	360	Eastern Europe	266	(7)	273	17.6%	31.9%	31.9%
16	(254) [b]	270	(32)	302	-	302	Middle East & Africa	237	(9)	246	9.8%	22.8%	22.8%
331	(10) [a]	341	19	322	-	322	South & Southeast Asia	289	(11)	300	13.7%	7.3%	7.3%
715	(15) [a]	730	(1)	731	-	731	East Asia & Australia	669	(13)	682	7.0%	7.2%	7.2%
112	(4) [a]	116	2	114	-	114	Latin America & Canada	92	(4)	96	20.8%	18.8%	18.8%
$ 3,129	$ (325)	$ 3,454	$ 127	$ 3,327	$ -	$ 3,327	Total PMI	$ 2,731	$ (71)	$ 2,802	23.3%	18.7%	18.7%

(a) Represents asset impairment and exit costs
(b) Includes the Saudi Arabia customs assessments ($246 million) and asset impairment and exit costs ($8 million)

45

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures

Reconciliation of Adjusted Operating Income Margin, excluding Currency and Acquisitions
($ in millions) / (Unaudited)

Adjusted Operating Income (a)	Adjusted Net Revenues (b)	Adjusted Operating Income Margin	Adjusted Operating Income excluding Currency (a)	Adjusted Net Revenues excluding Currency (b)	Adjusted Operating Income Margin excluding Currency	Adjusted Operating Income excluding Currency & Acqui-sitions (a)	Adjusted Net Revenues excluding Currency & Acqui-sitions (b)	Adjusted Operating Income Margin excluding Currency & Acqui-sitions	Quarters Ended June 30,	Adjusted Operating Income (a)	Adjusted Net Revenues (b)	Adjusted Operating Income Margin	Adjusted Operating Income Margin	Adjusted Operating Income Margin excluding Currency	Adjusted Operating Income Margin excluding Currency & Acqui-sitions
				2021							2020			% Points Change	
$ 1,676	$ 3,149	53.2%	$ 1,498	$ 2,861	52.4%	$ 1,498	$ 2,861	52.4%	European Union	$ 1,205	$ 2,475	48.7%	4.5	3.7	3.7
321	895	35.9%	360	881	40.9%	360	881	40.9%	Eastern Europe	273	783	34.9%	1.0	6.0	6.0
270	806	33.5%	302	822	36.7%	302	822	36.7%	Middle East & Africa	246	704	34.9%	(1.4)	1.8	1.8
341	1,046	32.6%	322	978	32.9%	322	978	32.9%	South & Southeast Asia	300	889	33.7%	(1.1)	(0.8)	(0.8)
730	1,514	48.2%	731	1,477	49.5%	731	1,477	49.5%	East Asia & Australia	682	1,432	47.6%	0.6	1.9	1.9
116	430	27.0%	114	401	28.4%	114	401	28.4%	Latin America & Canada	96	368	26.1%	0.9	2.3	2.3
$ 3,454	$ 7,840	44.1%	$ 3,327	$ 7,420	44.8%	$ 3,327	$ 7,420	44.8%	Total PMI	$ 2,802	$ 6,651	42.1%	2.0	2.7	2.7

(a) For the calculation of Adjusted Operating Income and Adjusted Operating Income excluding currency and acquisitions refer to slide 45
(b) For the calculation of Adjusted Net Revenues excluding currency and acquisitions refer to slide 44

46

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures

Reconciliation of Net Revenues to Adjusted Net Revenues by Product Category and Adjustments of Net Revenues for the Impact of Currency and Acquisitions
($ in millions) / (Unaudited)

Net Revenues	Special Items	Adjusted Net Revenues	Currency	Adjusted Net Revenues excluding Currency	Acqui-sitions	Adjusted Net Revenues excluding Currency & Acqui-sitions	Quarters Ended June 30,	Net Revenues	Special Items	Adjusted Net Revenues	Total	Excluding Currency	Excluding Currency & Acqui-sitions
2021								2020			% Change		
$ 5,318	$ (246) [a]	$ 5,564	$ 312	$ 5,253	$ -	$ 5,253	Total Combustible	$ 5,045	$ -	$ 5,045	10.3%	4.1%	4.1%
2,276	-	2,276	108	2,167	-	2,167	Total RRPs	1,606	-	1,606	41.7%	35.0%	35.0%
$ 7,594	$ (246)	$ 7,840	$ 420	$ 7,420	$ -	$ 7,420	Total PMI	$ 6,651	$ -	$ 6,651	17.9%	11.6%	11.6%

(a) Represents the Saudi Arabia customs assessments
Note: Sum of product categories might not foot to Total PMI due to roundings. "-" indicates amounts between -$0.5 million and +$0.5 million

47

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures

Reconciliation of Reported Diluted EPS to Reported Diluted EPS, excluding Currency, and Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS, excluding Currency
(Unaudited)

	Six Months Ended June 30, 2021	2020	% Change
Reported Diluted EPS	$ 2.93	$ 2.42	21.1%
Less: Currency	0.15		
Reported Diluted EPS, excluding Currency	$ 2.78	$ 2.42	14.9%

	Six Months Ended June 30, 2021	2020	% Change	Year Ended 2020
Reported Diluted EPS	$ 2.93	$ 2.42	21.1%	$ 5.16
Saudi Arabia customs assessments	0.14	-		-
Asset impairment and exit costs	0.07	0.04		0.08
Fair value adjustment for equity security investments	-	0.04		0.04
Tax items	-	-		(0.06)
Brazil indirect tax credit	-	-		(0.05)
Adjusted Diluted EPS	$ 3.14	$ 2.50	25.6%	$ 5.17
Less: Currency	0.15			
Adjusted Diluted EPS, excluding Currency	$ 2.99	$ 2.50	19.6%	

48

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures

Net Revenues by Product Category and Adjustments of Net Revenues for the Impact of Currency and Acquisitions
($ in millions) / (Unaudited)

Net Revenues	Currency	Net Revenues excluding Currency	Acquisitions	Net Revenues excluding Currency & Acquisitions	Six Months Ended June 30,	Net Revenues	Total	Excluding Currency	Excluding Currency & Acquisitions
		2021			**Reduced-Risk Products**	2020		% Change	
$ 1,945	$ 166	$ 1,780	$ -	$ 1,780	European Union	$ 1,155	68.5%	54.1%	54.1%
644	(39)	683	-	683	Eastern Europe	526	22.6%	29.9%	29.9%
54	1	53	-	53	Middle East & Africa	52	4.0%	2.6%	2.6%
3	-	3	-	3	South & Southeast Asia	-	-	-	-
1,727	48	1,679	-	1,679	East Asia & Australia	1,415	22.0%	18.7%	18.7%
24	-	24	-	24	Latin America & Canada	13	79.5%	77.0%	77.0%
$ 4,398	**$ 176**	**$ 4,222**	**$ -**	**$ 4,222**	**Total RRPs**	**$ 3,161**	**39.1%**	**33.6%**	**33.6%**
		2021			**PMI**	2020		% Change	
$ 6,058	$ 523	$ 5,535	$ -	$ 5,535	European Union	$ 5,010	20.9%	10.5%	10.5%
1,691	(61)	1,752	-	1,752	Eastern Europe	1,571	7.6%	11.5%	11.5%
1,361 [(a)]	(39)	1,400	-	1,400	Middle East & Africa	1,580	(13.9)%	(11.4)%	(11.4)%
2,219	96	2,123	-	2,123	South & Southeast Asia	2,140	3.7%	(0.8)%	(0.8)%
2,986	108	2,878	-	2,878	East Asia & Australia	2,687	11.1%	7.1%	7.1%
864	18	846	-	846	Latin America & Canada	816	5.9%	3.7%	3.7%
$ 15,179	**$ 645**	**$ 14,534**	**$ -**	**$ 14,534**	**Total PMI**	**$ 13,804**	**10.0%**	**5.3%**	**5.3%**

(a) Includes a reduction in net revenues of $246 million related to the Saudi Arabia customs assessments
Note: Sum of product categories or Regions might not foot to Total PMI due to roundings. "-" indicates amounts between -$0.5 million and +$0.5 million

49

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures

Reconciliation of Net Revenues to Adjusted Net Revenues, excluding Currency and Acquisitions
($ in millions) / (Unaudited)

Net Revenues	Special Items	Adjusted Net Revenues	Currency	Adjusted Net Revenues excluding Currency	Acqui-sitions	Adjusted Net Revenues excluding Currency & Acqui-sitions	Six Months Ended June 30,	Net Revenues	Special Items	Adjusted Net Revenues	Total	Excluding Currency	Excluding Currency & Acqui-sitions
			2021						2020			% Change	
$ 6,058	$ -	$ 6,058	$ 523	$ 5,535	$ -	$ 5,535	European Union	$ 5,010	$ -	$ 5,010	20.9%	10.5%	10.5%
1,691	-	1,691	(61)	1,752	-	1,752	Eastern Europe	1,571	-	1,571	7.6%	11.5%	11.5%
1,361	(246) [(a)]	1,607	(39)	1,646	-	1,646	Middle East & Africa	1,580	-	1,580	1.7%	4.2%	4.2%
2,219	-	2,219	96	2,123	-	2,123	South & Southeast Asia	2,140	-	2,140	3.7%	(0.8)%	(0.8)%
2,986	-	2,986	108	2,878	-	2,878	East Asia & Australia	2,687	-	2,687	11.1%	7.1%	7.1%
864	-	864	18	846	-	846	Latin America & Canada	816	-	816	5.9%	3.7%	3.7%
$ 15,179	**$ (246)**	**$ 15,425**	**$ 645**	**$ 14,780**	**$ -**	**$ 14,780**	**Total PMI**	**$ 13,804**	**$ -**	**$ 13,804**	**11.7%**	**7.1%**	**7.1%**

(a) Represents the Saudi Arabia customs assessments

50

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures

Reconciliation of Operating Income to Adjusted Operating Income, excluding Currency and Acquisitions
($ in millions) / (Unaudited)

Operating Income	Asset Impairment & Exit Costs and Others	Adjusted Operating Income	Currency	Adjusted Operating Income excluding Currency	Acqui-sitions	Adjusted Operating Income excluding Currency & Acqui-sitions		Operating Income	Asset Impairment & Exit Costs	Adjusted Operating Income	Total	Excluding Currency	Excluding Currency & Acqui-sitions
2021							Six Months Ended June 30,	2020			% Change		
$ 3,131	$ (44) [a]	$ 3,175	$ 334	$ 2,841	$ -	$ 2,841	European Union	$ 2,336	$ (27)	$ 2,363	34.4%	20.2%	20.2%
575	(9) [a]	584	(32)	616	-	616	Eastern Europe	365	(7)	372	57.0%	65.6%	65.6%
351	(256) [b]	607	(45)	652	-	652	Middle East & Africa	558	(9)	567	7.1%	15.0%	15.0%
860	(13) [a]	873	32	841	-	841	South & Southeast Asia	888	(11)	899	(2.9)%	(6.5)%	(6.5)%
1,410	(46) [a]	1,456	17	1,439	-	1,439	East Asia & Australia	1,155	(13)	1,168	24.7%	23.2%	23.2%
246	(5) [a]	251	8	243	-	243	Latin America & Canada	218	(4)	222	13.1%	9.5%	9.5%
$ 6,573	$ (373)	$ 6,946	$ 314	$ 6,632	$ -	$ 6,632	Total PMI	$ 5,520	$ (71)	$ 5,591	24.2%	18.6%	18.6%

(a) Represents asset impairment and exit costs
(b) Includes the Saudi Arabia customs assessments ($246 million) and asset impairment and exit costs ($10 million)

51

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures

Reconciliation of Adjusted Operating Income Margin, excluding Currency and Acquisitions
($ in millions) / (Unaudited)

Adjusted Operating Income (a)	Adjusted Net Revenues (b)	Adjusted Operating Income Margin	Adjusted Operating Income excluding Currency (a)	Adjusted Net Revenues excluding Currency (b)	Adjusted Operating Income Margin excluding Currency	Adjusted Operating Income excluding Currency & Acqui-sitions (a)	Adjusted Net Revenues excluding Currency & Acqui-sitions (b)	Adjusted Operating Income Margin excluding Currency & Acqui-sitions		Adjusted Operating Income (a)	Adjusted Net Revenues (b)	Adjusted Operating Income Margin	Adjusted Operating Income Margin	Adjusted Operating Income Margin excluding Currency	Adjusted Operating Income Margin excluding Currency & Acqui-sitions
2021									Six Months Ended June 30,	2020			% Points Change		
$ 3,175	$ 6,058	52.4%	$ 2,841	$ 5,535	51.3%	$ 2,841	$ 5,535	51.3%	European Union	$ 2,363	$ 5,010	47.2%	5.2	4.1	4.1
584	1,691	34.5%	616	1,752	35.2%	616	1,752	35.2%	Eastern Europe	372	1,571	23.7%	10.8	11.5	11.5
607	1,607	37.8%	652	1,646	39.6%	652	1,646	39.6%	Middle East & Africa	567	1,580	35.9%	1.9	3.7	3.7
873	2,219	39.3%	841	2,123	39.6%	841	2,123	39.6%	South & Southeast Asia	899	2,140	42.0%	(2.7)	(2.4)	(2.4)
1,456	2,986	48.8%	1,439	2,878	50.0%	1,439	2,878	50.0%	East Asia & Australia	1,168	2,687	43.5%	5.3	6.5	6.5
251	864	29.1%	243	846	28.7%	243	846	28.7%	Latin America & Canada	222	816	27.2%	1.9	1.5	1.5
$ 6,946	$ 15,425	45.0%	$ 6,632	$ 14,780	44.9%	$ 6,632	$ 14,780	44.9%	Total PMI	$ 5,591	$ 13,804	40.5%	4.5	4.4	4.4

(a) For the calculation of Adjusted Operating Income and Adjusted Operating Income excluding currency and acquisitions refer to slide 51
(b) For the calculation of Adjusted Net Revenues excluding currency and acquisitions refer to slide 50

52

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures

Net Revenues by Product Category
($ in millions) / (Unaudited)

Years Ended December 31,	Net Revenues					
Reduced-Risk Products	**2020**	**2019**	**2018**	**2017**	**2016**	**2015**
European Union	$ 2,649	$ 1,724	$ 865	$ 269	$ 57	$ 29
Eastern Europe	1,128	844	324	55	6	-
Middle East & Africa	57	321	382	94	4	-
South & Southeast Asia	1	-	-	-	-	-
East Asia & Australia	2,961	2,671	2,506	3,218	666	35
Latin America & Canada	31	27	19	4	1	-
Total RRPs	**$ 6,827**	**$ 5,587**	**$ 4,096**	**$ 3,640**	**$ 733**	**$ 64**
PMI	**2020**	**2019**	**2018**	**2017**	**2016**	**2015**
European Union	$ 10,702	$ 9,817	$ 9,298	$ 8,318	$ 8,162	$ 8,068
Eastern Europe	3,378	3,282	2,921	2,711	2,484	2,735
Middle East & Africa	3,088	4,042	4,114	3,988	4,516	4,629
South & Southeast Asia	4,396	5,094	4,656	4,417	4,396	4,288
East Asia & Australia	5,429	5,364	5,580	6,373	4,285	3,915
Latin America & Canada	1,701	2,206	3,056	2,941	2,842	3,159
Total PMI	**$ 28,694**	**$ 29,805**	**$ 29,625**	**$ 28,748**	**$ 26,685**	**$ 26,794**

Note: Sum of Regions might not foot to Total PMI due to roundings. "-" indicates amounts between -$0.5 million and +$0.5 million

53

PHILIP MORRIS INTERNATIONAL

Delivering a Smoke-Free Future

2021 Second-Quarter Results

July 20, 2021